UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2008

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2008, the FHLBank Topeka ("FHLBank") Board of Directors ("Board") approved amendments to make several changes to FHLBank's Bylaws.

The changes include adding a new Section 4.4. The new section, required by the Housing and Economic Recovery Act of 2008, concerns the nomination and election of independent directors. This change also results in the renaming of sections 4.5 through 4.17.

The Board has also approved amending Section 4.3 in order to comply with the changes in the Housing and Economic Recovery Act of 2008 regarding the new qualifications of the two classes of directors. Furthermore, other technical amendments have been made to conform the Bylaws to the Housing and Economic Recovery Act of 2008.

An additional change was approved to Section 5.2. This section, which pertains to the Executive Committee, has been amended to require that "One-half of the committee members shall be necessary to constitute a quorum." This is a change from the previous quorum requirement of a majority of the committee necessary to constitute a quorum.

A copy of FHLBank's amended Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2 FHLBank Topeka's Bylaws Amended Oct. 22, 2008, by the Board of Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

October 22, 2008	By:	Patrick Doran

Name: Patrick Doran
Title: SVP, General Counsel

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Exhibit Index

Exhibit No.	Description

3.2	FHLBank Topeka's Bylaws Amended October 22, 2008, by the Board of Directors